UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):	April 26, 2018

Evans Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
New York	0-18539	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grimsby Drive, Hamburg, NY		14075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(716) 926-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2018 Annual Meeting, Robert G. Miller, Jr.,  Kimberley A. Minkel., Christina P. Orsi,  Michael J. Rogers, and Oliver H. Sommer were elected as directors for a term of three years.  The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.  Also, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018 was ratified.

The following table reflects the tabulation of votes with respect to the matters voted on at the 2018 Annual Meeting:

Proposal I:

Election of Directors

Robert G. Miller, Jr.

FOR: 3,401,258

WITHHELD: 20,893

BROKER NON-VOTES: 553,034

Kimberley A. Minkel

FOR: 3,383,278

WITHHELD: 38,872

BROKER NON-VOTES: 553,034

Christina P. Orsi

FOR: 3,392,183

WITHHELD: 29,967

BROKER NON-VOTES: 553,034

Michael J. Rogers

FOR: 3,397,072

WITHHELD: 25,078

BROKER NON-VOTES: 553,034

Oliver H. Sommer

FOR: 3,395,836

WITHHELD: 26,314

BROKER NON-VOTES: 553,034

Proposal II:

The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

FOR: 3,266,967

AGAINST: 97,716

ABSTAIN: 57,455

BROKER NON-VOTES: 553,034

Proposal III:

Ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2018:

FOR: 3,937,461

AGAINST: 28,717

ABSTAIN: 9,007

The following directors also continued their terms in office following the 2018 Annual Meeting:

Michael A. Battle

James E. Biddle, Jr.

Jody L. Lomeo

David J. Nasca

David R. Pfalzgraf, Jr.

Nora B. Sullivan

Thomas H. Waring, Jr.

Lee C. Wortham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

April 27, 2018	Evans Bancorp, Inc.
By: /s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer